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EXHIBIT 23.1.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 19, 1996, with respect to the consolidated financial statements of Symmetrix, Inc., included in the Registration Statement (Form S-1) and related Prospectus of Nextera Enterprises, Inc., for the registration of shares of its Class A common stock.




                                             /s/ B.D.O. SEIDMAN LLP


Boston, Massachusetts
September 18, 1998